CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in the Registration Statement of Michigan Financial Corporation on Form S-8 to be filed on July 23, 1997, with respect to the Michigan Financial Corporation Employee Savings and Stock Ownership Plan, of our report dated January 16, 1997 on the 1996 consolidated financial statements of Michigan Financial Corporation, which report is included in the 1996 Annual Report on Form 10-K of Michigan Financial Corporation.


                                           /s/ Crowe, Chizek and Company LLP
                                           Crowe, Chizek and Company LLP

Grand Rapids, Michigan
July 23, 1997